UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): March 20, 2018

Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.              Submission of Matters to a Vote of Security Holders.

Hudson Global, Inc. (the “Company”) held a special meeting of stockholders on March 20, 2018 (the “Special Meeting”). Of the 31,160,549 shares outstanding as of the record date for the Special Meeting, 24,386,275 (approximately 78.3%) were present or represented by proxy at the Special Meeting. The proposals voted on at the Special Meeting, which were approved by stockholders, and the result of the voting on the proposals submitted to the stockholders was as follows:

The Company’s stockholders adopted a resolution approving the proposed sale of substantially all of the Company’s assets (the “Sale Resolution”) pursuant to agreements for the sale of its recruitment and talent management operations in Europe and Asia Pacific (the “Sale Transactions”). The final vote with respect to the Sale Resolution was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,375,134	10,810	331	0

The Company’s stockholders approved an advisory (non-binding) resolution on compensation of the Company’s named executive officers related to the Sale Transactions. The final vote with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

20,740,237	3,624,679	21,359	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: March 20, 2018	By:	/s/ Stephen A. Nolan
Stephen A. Nolan
Chief Executive Officer